03/08/2006

Ms. Nikora Groomes	Via UPS
Wells Fargo Bank, N.A.	(410) 884-2020
Corporate Trust Services
9062 Old Annapolis Road
Columbia, MD
USA 21045-1951

   JP Morgan Chase Commercial Mortgage Securities Corp, Commercial Mortgage
Pass-Through Certificates, Series 2005-LDP4
Pooling and Servicing Agreement

OFFICER'S CERTIFICATE

Pursuant to the requirements of that certain Pooling and Servicing Agreement governing the referenced Trust (the "PSA"), it is hereby certified that (i) the undersigned has completed a review of the servicer's performance of its obligations under the PSA for the preceding calendar year; (ii) to the best of the undersigned's knowledge on the basis of that review the servicer has fulfilled all of its obligations under the PSA throughout such period in all material respects; (iii) to the best of the undersigned's knowledge, the subservicer, of the servicer under the PSA, if any, has fulfilled its obligations under its sub-servicing agreement in all material respects; and, (iv) no notice has been received from any governmental agency or body which would indicate a challenge or question as to the status of the Trust's qualification as a REMIC under the U.S. Code.

/s/ Steven W. Smith	3/8/06
Steven W. Smith
Executive Vice President

    A member of The PNC Financial Services Group
    10851 Mastin P.O. Box 25965 Shawnee Mission Kansas 66225-5965
    www.midlandls.com 913 253 9000 T 913 253 9001 F

cc:
    Attn: Commercial Mortgage Surveillance Group
    Dominion Bond Rating Service Limited
    20 North Clark Street
    Chicago, IL  60602

    Attn: CMBS Surveillance
    Fitch, Inc.
    One State Street Plaza, 31st Floor
    New York, NY 10004-0000

    Ms. Bianca Russo, Esq.
    J.P. Morgan Chase Commercial Mortgage Securities Corp.
    270 Park Avenue, 10th Floor
    New York, NY 10017-0000

    Mr. Dennis Schuh
    J.P. Morgan Chase Commercial Mortgage Securities Corp.
    270 Park Avenue, 10th Floor
    New York, NY 10017-0000

    Ms. Barbara L. Marik
    First Vice President
    LaSalle Bank National Association
    135 South LaSalle Street, Suite 1625
    Chicago, IL 60603-0000

    Attn: Commercial Mortgage Surveillance
    Moody's Investor Services, Inc.
    99 Church Street, 4th Floor
    New York, NY 10007-0000